NAME OF REGISTRANT:
"Franklin New York Tax-Free Income Fund, Inc."
File No. 811-3479

EXHIBIT ITEM No. 77C:
Submission of matters to a vote of security holders.

"At an adjournment to the September 18, 1996 annual "
"meeting of shareholders of the registrant, the following" items were voted upon:

1. Election of Directors

			For		Withheld
Harris J. Ashton    			"334,030,311"		"16,854,414"
S. Joseph Fortunato			"333,992,599"		"16,892,126"
Charles B. Johnson			"334,013,021"		"16,871,704"
"Rupert H. Johnson, Jr. "			"334,069,193"		"16,815,532"
Gordon S. Macklin			"333,920,004"		"16,964,721"



"2. To ratify the selection of Coopers & Lybrand L.L.P., Certified Public" "Accountants, as the independent auditors for the Fund for the fiscal year" "ending May 31, 1997:"

For		Against
"330,811,096"		"3,914,778"



3. To approve a change of the Fund's place an form of organization from a New York corporation to a Delaware business trust.

			For		Against
Class I			"274,213,776"		"22,431,863"
Class II			"2,255,791"		"138,671"











nsar\1997\nytf-77c.doc